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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in Trustmark National Bank 401(k) Plan's Form 11-K for the year ended December 31, 1998, into the Company's previously filed Registration Statement File No. 333-07141 on Form S-8

/s/ ARTHUR ANDERSEN LLP

Jackson, Mississippi.
  June 28, 1998